Exhibit 21
Subsidiaries of the Registrant

The following table provides a listing of the direct and indirect operating subsidiaries of the Registrant, the percent of voting stock held by the Registrant, and the jurisdiction of incorporation or organization in which each subsidiary was incorporated or organized.

Subsidiaries of the Registrant	Jurisdiction of Incorporation or Organization	Percentage of Voting Stock held by Registrant
Citizens Acquisition Subsidiary Corporation	Kentucky	100%
Farmers Bank & Capital Trust Co.	Kentucky	100%
United Bank & Trust Company	Kentucky	100%
First Citizens Bank	Kentucky	100%
Lawrenceburg National Bank	Kentucky	100%
Farmers Bank and Trust Company	Kentucky	100%
Kentucky Banking Centers, Inc.	Kentucky	100%
FCB Services, Inc.	Kentucky	100%
Kentucky General Holdings, LLC	Kentucky	100%
FFKT Insurance Services Company	Kentucky	100%
Farmers Capital Bank Trust I	Kentucky	100%
Farmers Capital Bank Trust II	Kentucky	100%
Citizens Bank of Northern Kentucky, Inc. (1)	Kentucky
KHL Holdings, LLC (2)	Kentucky
Kentucky Home Life Insurance Company (3)	Kentucky
Kentucky General Life Insurance Company, Inc. (4)	Kentucky
Leasing One Corporation (5)	Kentucky
Farmers Bank Realty Co. (5)	Kentucky
EG Properties, Inc.(5)	Kentucky
Farmers Capital Insurance Corporation (5)	Kentucky
Farmers Fidelity Insurance Agency, LLP (6)	Kentucky
Austin Park Apartments, LTD (7)	Kentucky
Frankfort Apartments II, LTD (8)	Kentucky
EH Properties, Inc.(9)	Kentucky
Pro Mortgage Partners, LLC (10)	Kentucky
Community Development of Kentucky, Inc.(4)	Kentucky
EV Properties, Inc. (11)	Kentucky
Citizens Financial Services(1)	Kentucky

(1)	A wholly-owned subsidiary of Citizens Acquisition.
(2)	Kentucky General holds a 45% equity and 50% voting interest in KHL Holdings, LLC.
(3)	A wholly-owned subsidiary of KHL Holdings, LLC.
(4)	No stock issued; inactive company.
(5)	A wholly-owned subsidiary of Farmers Bank.
(6)	A fifty (50%) percent owned LLP of Farmers Insurance.
(7)	Farmers Bank has a 99% limited interest in this partnership.
(8)	Farmers Bank has a 99.9% limited interest in this partnership.
(9)	A wholly-owned subsidiary of First Citizens Bank.
(10)	A wholly-owned subsidiary of Farmers Georgetown.
(11)	A wholly-owned subsidiary of United Bank.